                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                               October 10, 1997
                                Date of Report
                       (Date of earliest event reported)


                                  ATMI, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)

           0-27756                                      06-1481060
   (Commission File Number)                  (IRS Employer Identification No.)


                               7 Commerce Drive
                          Danbury, Connecticut 06810
             (Address of principal executive offices)  (Zip Code)


                                (203) 794-1100
             (Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.
------     ------------------------------------

     On October 10, 1997, pursuant to an Agreement and Plan of Merger and Exchange dated April 7, 1997 (the "Merger and Exchange Agreement"), by and among Advanced Technology Materials, Inc.,a Delaware corporation ("ATMI"), ATMI, Inc., formerly named ATMI Holdings, Inc., a Delaware corporation (the "Registrant"), Alamo Merger, Inc., a Delaware corporation ("Merger Subsidiary"), Advanced Delivery & Chemical Systems Nevada, Inc., a Nevada corporation ("ADCS Nevada"), Advanced Delivery & Chemical Systems Manager, Inc., a Delaware corporation ("ADCS Manager"), Advanced Delivery & Chemical Systems Holdings, LLC, a Delaware limited liability company ("ADCS Holdings"), Advanced Delivery & Chemical Systems Operating, LLC, a Delaware limited liability company ("ADCS Operating"), and Advanced Delivery & Chemical Systems, Ltd., a Texas limited partnership ("ADCS LP"), Merger Subsidiary merged with and into ATMI, with ATMI being the surviving corporation (the "Merger"). As a result of the Merger, ATMI became a wholly-owned subsidiary of the Registrant. Also pursuant to the Merger and Exchange Agreement, simultaneously with the consummation of the Merger, the record and beneficial owners (the "ADCS Holders") of (i) all of the issued and outstanding shares of capital stock of ADCS Nevada (the "ADCS Nevada Common Stock") and ADCS Manager (the "ADCS Manager Common Stock") and (ii) the one percent of the membership interests in ADCS Holdings held by the ADCS Holders (the "ADCS Holdings Membership Interests," and together with the ADCS Nevada Common Stock and the ADCS Manager Common Stock, the "ADCS Interests") transferred all of their ADCS Interests to the Registrant in exchange for shares of the common stock, par value $.01 per share, of the Registrant ("Registrant Common Stock") (the "Exchange," and together with the Merger, the "Reorganization"). ADCS Nevada, ADCS Manager, ADCS Holdings, ADCS Operating and ADCS LP are referred to collectively as the "ADCS Group."

     Pursuant to the Merger, each outstanding share of the common stock, par value $.01 per share, of ATMI was converted into one share of Registrant Common Stock. In the Exchange, the ADCS Holders exchanged all of their ADCS Interests for an aggregate of 5,468,747 shares of Registrant Common Stock, which may be subject to downward adjustment under certain circumstances (the "Exchange Consideration"). The amount of Exchange Consideration issued to the ADCS Holders was determined pursuant to a formula set forth in the Merger and Exchange Agreement which was established through negotiations among the parties. The Exchange Consideration was allocated to each ADCS Holder according to the ADCS Holder's relative pro rata ownership percentages of the ADCS Interests taken as a whole.

     The Reorganization is intended to be a tax-free transaction under the Internal Revenue Code of 1986, as amended (the "Code"), and will be accounted for as a pooling of interests. The ADCS Group manufactures, markets and designs ultrahigh purity specialty thin film materials and related delivery equipment for the semiconductor and semiconductor equipment manufacturing industries. The Registrant intends to continue the business currently performed by the ADCS Group by integrating it with the semiconductor thin film and delivery systems product lines of the NovaMOS division of ATMI.

     Also on October 10, 1997, pursuant to an Agreement and Plan of Merger, dated as of May 17, 1997, as amended by the First Amendment to Agreement and Plan of Merger, dated as of June 6, 1997, and the Second Amendment to Agreement and Plan of Merger, dated as of July 30, 1997 (as amended, the "Lawrence Merger Agreement"), by and among ATMI, Welk Acquisition Corporation, a Delaware corporation ("Lawrence Merger Subsidiary"), the Registrant, Lawrence Semiconductor Laboratories, Inc., an Arizona corporation ("LSL"), and Lawrence Semiconductor Laboratories Marketing and Sales, Inc., an Arizona corporation ("LSLMS"), Lawrence Merger Subsidiary merged with and into LSL, with LSL being the surviving corporation (the "Lawrence Acquisition"). As a result of the Lawrence Acquisition, LSL became a wholly-owned subsidiary of the Registrant. Prior to the consummation of the Lawrence Acquisition, Lamonte H. Lawrence, the sole stockholder of LSLMS, contributed all of the issued and outstanding shares of capital stock of LSLMS to LSL, which resulted in LSLMS becoming a wholly-owned subsidiary of LSL. In connection with the Lawrence Acquisition, the shares of common stock of LSL ("LSL Common Stock") issued and outstanding immediately prior to the Lawrence Acquisition were converted into shares of Registrant Common Stock.

     Pursuant to the Lawrence Merger Agreement, the LSL Common Stock was converted into an aggregate of 3,628,571 shares of Registrant Common Stock, which may be subject to adjustment under certain circumstances (the "Lawrence Acquisition Consideration"). The amount of the Lawrence Acquisition Consideration was determined pursuant to a formula set forth in the Lawrence Merger Agreement which was established through negotiation among the parties. The Lawrence Acquisition Consideration was distributed between the two holders of LSL Common Stock, Lamonte H. Lawrence and The Arizona State University Foundation, in proportion to their respective holdings of the LSL Common Stock immediately prior to the consummation of the Lawrence Acquisition.

     The Lawrence Acquisition is intended to be a tax-free transaction under the Code and will be accounted for as a pooling of interests. LSL is an outsourcer of epitaxial processing of silicon wafers using chemical vapor deposition technology to meet customer specifications. Epitaxial processing is one of many steps involved in transforming a silicon wafer into a semiconductor chip, the primary functional component of most electronic products. The Registrant intends to continue the business currently performed by LSL by integrating it with the Epitronics division of ATMI which develops, manufactures, distributes and sells high performance substrates and thin film deposition services to the semiconductor industry.

Item 5.    Other Events.
------     ------------

     As a result of the Reorganization, pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Registrant Common Stock is deemed to be registered pursuant to Section 12 of the Exchange Act. As a successor registrant, the Registrant assumes the reporting obligations of ATMI under Section 13 of the Exchange Act.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
------     ------------------------------------------------------------------

     (a)   Financial Statements of Business Acquired.
           -----------------------------------------

           (1) Consolidated financial statements for Advanced Technology Materials, Inc. and supplemental financial statements for ATMI, Inc. to be filed by amendment no later than December 26, 1997.

           (2) Combined financial statements of Advanced Delivery & Chemical Systems and affiliates.

                (A) Unaudited combined financial statements for the year ended
                    December 31, 1994 and audited combined financial statements for the years ended December 31, 1995 and 1996.

                (B) Unaudited combined financial statements for the six months ended June 30, 1996 and 1997.

                The foregoing financial statements, together with the Report of Independent Auditors, are included on pages F-2 through F-17 of this report.

           (3) Combined financial statements of Lawrence Semiconductor Laboratories, Inc. and affiliate.

                (A) Audited combined financial statements for the years ended
                    December 31, 1994, 1995 and 1996.

                (B) Unaudited combined financial statements for the six months ended June 30, 1996 and 1997.

                The foregoing financial statements, together with the Report of Independent Accountants, are included on pages F-18 through F-33 of this report.

           (b)  Pro Forma Financial Information.
                -------------------------------

                (1) Unaudited pro forma condensed combined financial statements introductory statement.

                (2) Unaudited pro forma condensed combined balance sheet at June 30, 1997.

                (3) Unaudited pro forma condensed combined statement of operations for the years ended December 31, 1994, 1995 and 1996.

                (4) Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1996 and 1997.

                (5) Notes to unaudited pro forma condensed combined financial statements.

                     The foregoing pro forma financial information is included on pages P-1 through P-9 of this report.

           (c)  Exhibits.
                --------

           2.01 Agreement and Plan of Merger and Exchange by and among Advanced Technology Materials, Inc., ATMI Holdings, Inc., Alamo Merger, Inc., Advanced Delivery & Chemical Systems Nevada, Inc., Advanced Delivery & Chemical Systems Manager, Inc., Advanced Delivery & Chemical Systems Holdings, LLC, Advanced Delivery & Chemical Systems Operating, LLC and Advanced Delivery & Chemical Systems, Ltd. dated as of April 7, 1997 (Exhibit 2.01 to Advanced Technology Materials, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 0-22756 ("June 30, 1997 Form 10-Q")). (1)

           2.02(a) Agreement and Plan of Merger by and among Advanced Technology
                   Materials, Inc., ATMI Holdings, Inc., Welk Acquisition Corporation, Lawrence Semiconductor Laboratories, Inc. and Lawrence Semiconductor Laboratories Marketing and Sales, Inc. dated as of May 17, 1997 (Exhibit 2.02(a) to June 30, 1997 Form 10-Q). (1)

               (b) First Amendment to Agreement and Plan of Merger dated as of
                   June 6, 1997 (Exhibit 2.02(b) to June 30, 1997 Form 10-Q).
                   (1)

               (c) Second Amendment to Agreement and Plan of Merger dated as of
                   July 30, 1997 (Exhibit 2.02(c) to June 30, 1997 Form 10-Q).
                   (1)

           4.01 Specimen of the Registrant's Common Stock Certificate (Exhibit 4.01 to the Registrant's registration statement and amendments thereto on Form S-4, Registration No. 333-35323 ).
                   (1)

           23.01   Consent of Ernst & Young LLP. (2)

           23.02   Consent of Price Waterhouse LLP. (2)

           -------------

           (1)  Incorporated by reference herein.

           (2)  Filed herewith.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 10, 1997                     ATMI, INC.

                                            /s/ Daniel P. Sharkey
                                            ---------------------
                                            Daniel P. Sharkey
                                            Treasurer and Secretary

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                         COMBINED FINANCIAL STATEMENTS

                                    CONTENTS

Report of Independent Auditors...........................................  F-2
Unaudited Combined Financial Statements for the year ended December 31,
 1994 and Audited Combined Financial Statements for the years ended
 December 31, 1995 and 1996
  Combined Balance Sheets................................................  F-3
  Combined Statements of Operations......................................  F-4
  Combined Statements of Stockholders' Equity............................  F-5
  Combined Statements of Cash Flows......................................  F-6
  Notes to Combined Financial Statements.................................  F-7
Unaudited Combined Interim Financial Statements for the six months ended
 June 30, 1996 and 1997
  Combined Balance Sheet................................................. F-14
  Combined Statements of Operations...................................... F-15
  Combined Statements of Cash Flows...................................... F-16
  Notes to Combined Interim Financial Statements (unaudited)............. F-17

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

                         COMBINED FINANCIAL STATEMENTS

                                    CONTENTS

Report of Independent Accountants........................................ F-18
Audited Combined Financial Statements for the years ended December 31,
 1994, 1995 and 1996
  Combined Balance Sheets................................................ F-19
  Combined Statements of Income and Retained Earnings.................... F-20
  Combined Statements of Cash Flows...................................... F-21
  Notes to Combined Financial Statements................................. F-22
Unaudited Combined Interim Financial Statements for the six months ended
 June 30, 1996 and 1997
  Combined Balance Sheet................................................. F-30
  Combined Statements of Income and Retained Earnings.................... F-31
  Combined Statements of Cash Flows...................................... F-32
  Notes to Combined Interim Financial Statements (unaudited)............. F-33

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Advanced Delivery & Chemical Systems and Affiliates

  We have audited the accompanying combined balance sheets of Advanced Delivery & Chemical Systems and Affiliates (the "ADCS Group") as of December 31, 1995 and 1996, and the related combined statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the ADCS Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the ADCS Group at December 31, 1995 and 1996, and the combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

  The accompanying financial statements for 1994 were not audited by us, and, accordingly, we do not express an opinion on them.

                                          /s/ Ernst & Young LLP

Austin, Texas
May 9, 1997

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                               DECEMBER 31,
                                                              ----------------
                                                               1995     1996
                                                              -------  -------
ASSETS
Current assets:
  Cash and cash equivalents.................................. $ 4,564  $ 3,768
  Accounts receivable, less allowance for doubtful accounts
   of $0 and $28 at December 31, 1995 and 1996,
   respectively..............................................   2,410    2,690
  Inventories................................................     356    1,616
  Prepaid expenses...........................................     228       43
  Other current assets.......................................      52       32
                                                              -------  -------
Total current assets.........................................   7,610    8,149
Property, plant and equipment, net...........................   2,499    4,185
Deferred tax asset...........................................      36      245
Other noncurrent assets......................................     104      162
                                                              -------  -------
Total assets................................................. $10,249  $12,741
                                                              =======  =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................... $   796  $   621
  Income taxes payable.......................................   1,963      411
  Accrued liabilities........................................       7       17
  Current portion of long-term debt..........................       8        8
                                                              -------  -------
Total current liabilities....................................   2,774    1,057
Long-term debt...............................................     159      151
Other noncurrent liabilities.................................       5       21
Minority interest............................................     535      545
                                                              -------  -------
Total liabilities............................................   3,473    1,774
Commitments and contingencies (Notes 7, 9, 10 and 12)
Stockholders' equity:
  Common stock, 10,000 shares authorized; 605.8308 shares
   issued and outstanding at December 31, 1995 and 1996......     226      227
  Cumulative translation adjustment..........................     (10)     (55)
  Retained earnings..........................................   6,560   10,795
                                                              -------  -------
Total stockholders' equity...................................   6,776   10,967
                                                              -------  -------
Total liabilities and stockholders' equity................... $10,249  $12,741
                                                              =======  =======

See accompanying notes.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                                  YEAR ENDED DECEMBER 31,
                                              --------------------------------
                                                 1994       1995       1996
                                              ----------- ---------  ---------
                                              (UNAUDITED)
Sales:
  Chemical...................................  $   6,610  $   9,194  $  11,834
  Equipment..................................      1,211      6,521     10,207
                                               ---------  ---------  ---------
                                                   7,821     15,715     22,041
Cost of sales:
  Chemical...................................        751      1,264      1,992
  Equipment..................................      1,055      3,596      4,575
                                               ---------  ---------  ---------
                                                   1,806      4,860      6,567
Gross profit.................................      6,015     10,855     15,474
Selling and marketing expenses...............      1,895      2,425      1,542
General and administrative expenses..........        644      2,982      4,823
Research and development expenses............        566      1,491      2,212
                                               ---------  ---------  ---------
Income from operations.......................      2,910      3,957      6,897
Other income (expense):
  Interest income............................         23         85        222
  Interest expense...........................        --         (31)       (12)
  Other income (expense).....................        --         (51)        18
  Minority interest in net earnings of
   consolidated subsidiaries.................         12         10        151
                                               ---------  ---------  ---------
Income before income taxes...................      2,945      3,970      7,276
Income tax provision:
  Current....................................        970      1,425      1,458
  Deferred...................................        --         (36)      (209)
                                               ---------  ---------  ---------
                                                     970      1,389      1,249
                                               ---------  ---------  ---------
Net income...................................  $   1,975  $   2,581  $   6,027
                                               =========  =========  =========
Net income per share (Notes 2, 7 and 12).....  $3,370.31  $4,296.87  $     --
                                               ---------  ---------  ---------
Weighted average shares outstanding (Notes 2
 and 12).....................................   586.0000   600.6694        --
                                               =========  =========  =========
Unaudited pro forma information (Note 13)
  Historical income before provision for
   income taxes..............................                        $   6,027
  Pro forma provision for income taxes "as
   if" company were a C-corporation for all
   of 1996...................................                           (1,483)
                                                                     ---------
Pro forma net income.........................                        $   4,544
                                                                     =========
Pro forma net income per share...............                        $7,500.44
                                                                     =========
Weighted average shares outstanding..........                         605.8308
                                                                     =========

See accompanying notes.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                             COMMON STOCK   CUMULATIVE                TOTAL
                            --------------- TRANSLATION RETAINED  STOCKHOLDERS'
                             SHARES  AMOUNT ADJUSTMENT  EARNINGS     EQUITY
                            -------- ------ ----------- --------  -------------
Balance at January 1, 1994
 (unaudited)..............  586.0000  $155      --      $ 2,004      $ 2,159
  Net income (unaudited)..       --    --       --        1,975        1,975
                            --------  ----     ----     -------      -------
Balance at December 31,
 1994.....................  586.0000   155      --        3,979        4,134
  Additional shares
   issued.................   19.8308    71      --          --            71
  Cumulative translation
   adjustment.............       --    --      $(10)        --           (10)
  Net income..............       --    --       --        2,581        2,581
                            --------  ----     ----     -------      -------
Balance at December 31,
 1995.....................  605.8308   226      (10)      6,560        6,776
  Cumulative translation
   adjustment.............       --    --       (45)        --           (45)
  Net income..............       --    --       --        6,027        6,027
  Distributions...........       --    --       --       (1,792)      (1,792)
  Other...................       --      1      --          --             1
                            --------  ----     ----     -------      -------
Balance at December 31,
 1996.....................  605.8308  $227     $(55)    $10,795      $10,967
                            ========  ====     ====     =======      =======

See accompanying notes.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                     1994      1995     1996
                                                  ----------- -------  -------
                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income......................................    $ 1,975   $ 2,581  $ 6,027
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation..................................        146       221      518
  Loss on sale of property, plant and
   equipment....................................        --         50      --
  Deferred income tax benefit...................        --        (36)    (209)
  Minority interest in net earnings of
   consolidated subsidiaries....................        (12)      (10)    (151)
  Changes in assets and liabilities affected by
   operations:
    Accounts receivable.........................       (596)   (1,073)    (280)
    Inventories.................................        (10)     (333)  (1,260)
    Prepaid expenses............................        --       (228)     185
    Other assets................................        (29)      (27)     (38)
    Accounts payable............................        209       444     (175)
    Accrued liabilities.........................        --          7       10
    Other liabilities...........................          5       --        16
    Income taxes payable........................        627     1,134   (1,552)
                                                    -------   -------  -------
Net cash provided by operating activities.......      2,315     2,730    3,091
INVESTING ACTIVITIES
Proceeds from sale of equipment.................        --        384       21
Purchases of equipment..........................     (1,052)   (1,656)  (2,225)
                                                    -------   -------  -------
Net cash used in investing activities...........     (1,052)   (1,272)  (2,204)
FINANCING ACTIVITIES
Issuance of stock...............................        --         71      --
Distributions to shareholders...................        --        --    (1,792)
Proceeds from the issuance of a note............        402       --       127
Repayment of amounts borrowed...................        --       (235)    (135)
Cash contributed by minority partners...........         18       539      161
Other...........................................        --        --         1
                                                    -------   -------  -------
Net cash (used in) provided by financing
 activities.....................................        420       375   (1,638)
Effect of exchange rate changes on cash.........        --        (10)     (45)
                                                    -------   -------  -------
Net change in cash and cash equivalents.........      1,683     1,823     (796)
Cash and cash equivalents, beginning of period..      1,058     2,741    4,564
                                                    -------   -------  -------
Cash and cash equivalents, end of period........    $ 2,741   $ 4,564  $ 3,768
                                                    =======   =======  =======
Cash paid for income taxes......................    $   343   $   273  $ 3,010
                                                    =======   =======  =======
Cash paid for interest..........................    $   --    $    25  $    12
                                                    =======   =======  =======

See accompanying notes.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. FORMATION AND BUSINESS DESCRIPTION

  Advanced Delivery & Chemical Systems, Inc. ("ADCS, Inc.") was incorporated as an Illinois C-corporation on March 29, 1988 to manufacture and market ultrahigh purity chemicals and their associated delivery equipment for the semiconductor and related industries and currently sells its products worldwide.

  ADCS, Inc. changed its name to Advanced Chemical & Delivery Systems Illinois, Inc. ("ADCS Illinois") on January 18, 1996. Effective April 1, 1996, ADCS Illinois reorganized into the current business structure via a series of transactions designed to be free of federal income tax consequences. The ADCS reorganization ("ADCS Restructure") has been accounted for at historical cost in a manner similar to a pooling of interests. Two new limited liability companies and a new corporation were formed, ADCS Illinois converted into a subchapter S-corporation, and operating assets were transferred into a limited partnership. All of the combined entities are owned directly or indirectly by the same stockholder group, and in the same proportionate share, as before the reorganization. Effective June 1996, ADCS Illinois merged into the newly formed Advanced Delivery & Chemical Systems Nevada Inc., a Nevada corporation ("ADCS Nevada").

  Advanced Delivery & Chemical Systems and Affiliates (the "ADCS Group") includes the combined financial statements of ADCS Nevada, Advanced Delivery & Chemical Systems Holdings, LLC, Advanced Delivery & Chemical Systems Manager, Inc. and Advanced Delivery & Chemical Systems Operating, LLC, which collectively own 100% of Advanced Delivery & Chemical Systems, Ltd., the operating entity, a Texas limited partnership. All significant intercompany balances and transactions have been eliminated.

  In 1996, the ADCS Group changed its fiscal year end to December 31. Thus, these financial statements show results for each of the years in the two-year period ended December 31, 1996.

  The 1994 financial information in unaudited.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

  The ADCS Group recognizes chemical and equipment revenue upon shipment of products to customers.

 Cash and Cash Equivalents

  The ADCS Group considers all liquid investments with original maturities of three months or less to be cash equivalents.

 Inventories

  Inventories consist of chemicals and delivery equipment. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out ("FIFO") method and market is based on net realizable value.

 Property, Plant and Equipment

  Property, plant and equipment are recorded at cost and depreciated over the estimated useful lives of the assets, ranging from 5 to 30 years, using the straight-line method. Expenditures for maintenance and repairs are charged to income as incurred; expenditures which increase the value or materially extend the life of the related assets are capitalized.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Foreign Currency Translation

  Adjustments relating to the translation of foreign currency to U.S. dollars are reported as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in other income (expense) and are immaterial.

 Income Taxes

  Effective April 1, 1996 the entities included in the combined financial statements, except those discussed below, are organized as either limited liability companies, limited partnerships or under Subchapter S of the federal tax code. As such, the entities are not subject to U.S. Federal taxation; instead, taxes are paid by the entities' equity holders.

  As discussed in Note 7, ADCS Nevada's S-corporation status was terminated in October 1996, resulting in ADCS Nevada's earnings being subject to federal income taxation.

  Cool Change Holdings, Inc. and ADCS Manager, Inc. are C-corporations and for all periods presented were subject to federal income taxes. ADCS-Korea is a chusik hoesa, and as such is subject to Korean corporate income tax (see Notes 3 and 7).

  The ADCS Group accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

 Concentrations of Credit Risk

  Financial instruments which potentially expose the ADCS Group to concentrations of credit risk, as defined by SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," consist primarily of cash and accounts receivable. Accounts receivable collectibility is impacted by economic trends in the ADCS Group's markets. Essentially all of the ADCS Group's sales are to customers in the semiconductor manufacturing industry. The ADCS Group does not require collateral from its customers but does assess the financial strength of its customers to reduce risk of loss. Since inception, the ADCS Group has experienced minimal losses due to uncollectible accounts receivable.

Fair Value of Financial Instruments

  The ADCS Group's financial instruments as defined by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," include cash and cash equivalents, accounts receivable, refundable deposits, accounts payable, accrued expenses, long-term debt and a note payable. All financial instruments are accounted for on a

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

historical cost basis which, due to the nature of these instruments, approximates fair value at the balance sheet dates.

 Per Share Data

  Net income per share is computed using the treasury stock method based on the weighted average number of common shares outstanding during the period.

  In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, which is required to be adopted for financial statements issued for periods ending after December 15, 1997. At that time, the ADCS Group will be required to change the method currently used to compute earnings per share and to restate all periods. Under the new requirements, the presentation of primary earnings per share is replaced with a presentation of basic earnings per share, the calculation which excludes the dilutive effect of common stock equivalents. The ADCS Group expects the impact of the adoption of SFAS No. 128 to be immaterial.

3. JOINT VENTURES AND INVESTMENTS

  On May 8, 1995, the ADCS Group entered into a joint venture agreement with K.C. Tech Co., Ltd., an unrelated corporation organized under the laws of the Republic of Korea, whereby the ADCS Group obtained a 70% interest in a Korean chusik hoesa, ADCS-Korea Co., Ltd. ("ADCS-Korea"). The purpose of the joint venture is to manufacture, sell and distribute chemicals to the semiconductor and related industries in Korea. The financial statements of ADCS-Korea have been consolidated with those of the ADCS Group to reflect the exercise of control and the extent of risk retained by the Company.

  The combined financial statements also include the accounts of Cool Change Holdings, Inc. ("CCH"), a charter boat business. As of December 31, 1995 and 1996 CCH is a 80% and 79%, respectively, owned subsidiary of the ADCS Group.

  The ADCS Group owns a 12.053% interest in Atlantic Coast Polymers, Inc. ("ACP") common stock which is accounted for under the cost method. ACP conducts business in the environmental remediation industry. The ADCS Group's investment of $100,000 is recorded in other assets in the balance sheet. As ACP is privately held, a fair market value is not readily determinable.

4. INVENTORIES

  Inventories consist of the following at December 31 (in thousands):

                                                                    1995  1996
                                                                    ---- ------
     Raw materials/component parts:
       Chemicals................................................... $165 $  261
       Equipment...................................................  191    787
                                                                    ---- ------
                                                                     356  1,048
                                                                    ---- ------
     Finished goods:
       Chemicals...................................................  --     266
       Equipment...................................................  --     302
                                                                    ---- ------
                                                                     --     568
                                                                    ---- ------
                                                                    $356 $1,616
                                                                    ==== ======

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

5. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following at December 31 (in thousands):

                                                                   1995   1996
                                                                  ------ ------
     Land--Korea................................................. $  791 $  791
     Buildings...................................................    211    225
     Plant equipment.............................................    282    604
     Plant--Korea................................................    --     552
     Machinery--Korea............................................    --     257
     Containers..................................................  1,310  2,296
     Furniture and fixtures......................................     51    204
     Leasehold improvements......................................     17     28
     Charter fishing vessel......................................    198    196
     Automobiles.................................................    171    157
                                                                  ------ ------
                                                                   3,031  5,310
     Less accumulated depreciation...............................    636  1,125
                                                                  ------ ------
                                                                   2,395  4,185
     Construction in progress--Korea.............................    104    --
                                                                  ------ ------
                                                                  $2,499 $4,185
                                                                  ====== ======

6. LONG-TERM DEBT

  On January 25, 1994, CCH executed a $180,000, 7.5% fixed rate note payable to a bank. The note requires 180 consecutive monthly payments in the amount of $1,669 which commenced in February of 1994. The charter fishing vessel is held as collateral and payment of the note is guaranteed by ADCS Nevada. The scheduled maturities of the note subsequent to December 31, 1996 are as follows (in thousands):

     1997.................................................................. $  8
     1998..................................................................    9
     1999..................................................................   10
     2000..................................................................   10
     2001..................................................................   11
     Thereafter............................................................  111
                                                                            ----
                                                                            $159
                                                                            ====

7. INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the ADCS Group's deferred tax assets as of December 31, 1995 and 1996 are as follows:

                                                                   1995  1996
                                                                   ----- -----
                                                                  (IN THOUSANDS)
     Deferred tax assets:
       Tax basis in excess of book basis for fixed and intangible assets.................................................... $ 36  $ 239
       Accruals...................................................  --       6
                                                                   ----  -----
     Deferred tax asset........................................... $ 36  $ 245
                                                                   ====  =====

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

7. INCOME TAXES (CONTINUED)

  Significant components of the provision for income taxes for the years ended December 31, 1994, 1995 and 1996 are as follows (in thousands):

                                                        1994      1995    1996
                                                     ----------- ------  ------
                                                     (UNAUDITED)
     Current:
       Federal......................................    $852     $1,270  $1,243
       State........................................     118        155     215
                                                        ----     ------  ------
     Total current..................................     970      1,425   1,458
     Deferred:
       Federal......................................     --         (33)   (202)
       State........................................     --          (3)     (7)
                                                        ----     ------  ------
     Total deferred.................................     --         (36)   (209)
                                                        ----     ------  ------
     Income tax provision...........................    $970     $1,389  $1,249
                                                        ====     ======  ======

  The reconciliation of income tax provisions computed at the U.S. federal statutory rate to income tax expense for the years ended December 31, 1994, 1995 and 1996 are as follows (in thousands):

                                                     1994      1995    1996
                                                  ----------- ------  -------
                                                  (UNAUDITED)
     Tax expense at U.S. statutory rate..........   $1,001    $1,350  $ 2,474
     State income tax net of federal benefit.....      118        99      155
     Income not subject to federal income
      taxation...................................      --        --    (1,483)
     Foreign income taxed at different rates.....      --        --        79
     Other.......................................     (149)      (60)      24
                                                    ------    ------  -------
     Income tax expense..........................   $  970    $1,389  $ 1,249
                                                    ======    ======  =======

  As discussed in Note 1, the stockholders of ADCS Nevada elected S-corporation status effective April 1, 1996. In October 1996, as a result of a transfer of shares to an ineligible S-corporation shareholder, the S status was terminated. During the period that ADCS Nevada was an S-corporation, its earnings were not subject to federal corporate income tax. The provision for pro forma income taxes on net income using an effective tax rate of 37.5% differs from the amounts computed by applying the applicable federal statutory rates (34%) due to state and local taxes.

  Korea has granted the ADCS Group a five year full income tax exemption from the year in which ADCS-Korea has taxable income, and an additional three year 50% exemption. Since ADCS-Korea has not yet generated any taxable income, the expiration date is not currently determinable.

  The ADCS Group has identified and analyzed certain deductions taken in tax returns and if such deductions are challenged, it believes that it has meritorious defenses and would vigorously defend the deductions. Management believes that if examined, the likelihood that any resulting adjustments would be material to the combined financial statements is remote. As there have been no challenges or judgments against the ADCS Group in connection with this issue, no amounts are provided for in the financial statements.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

8. RELATED PARTY TRANSACTIONS

  Upon its relocation to Austin, Texas, the ADCS Group purchased the president's house as part of his relocation package. The ADCS Group recorded a loss of approximately $50,000 during the year ended December 31, 1996 upon the sale of this house.

  Atlantic Coast Polymers, Inc. is a privately held company managed by a relative of the majority stockholder of the ADCS Group (see also Note 3).

9. COMMITMENTS AND CONTINGENCIES

  The ADCS Group leases office space under noncancelable operating leases. Future minimum lease payments under these leases subsequent to December 31, 1996 are as follows (in thousands):

     1997................................................................. $113
     1998.................................................................   88
     1999.................................................................   80
     2000.................................................................   34
                                                                           ----
     Total future minimum lease payments.................................. $315
                                                                           ====

  Total rent expense for the years ended December 31, 1995 and 1996 was $90,000 and $122,000, respectively.

10. RISKS AND UNCERTAINTIES

  The ADCS Group could experience a negative impact on its operations as a result of technological advances within the semiconductor manufacturing industry. Currently, the concentration of sales of one chemical contributes to a significant portion of the ADCS Group's revenues. At the present time, the aforementioned chemical is a critical component to the current technology utilized in the industry. However, due to the industry's attempt to minimize the size of microcomputer chips, this chemical is exposed to the risk of obsolescence in the event a replacement chemical is developed.

  The ADCS Group has a concentration of customers in the semiconductor and semiconductor equipment manufacturing industries. They represent a total of 100% of year-end trade accounts receivable. A negative trend in this industry could have a substantial effect on the ADCS Group. Furthermore, 34% of total sales in each of the years ended December 31, 1995 and 1996 were to a single customer. The same customer accounted for approximately 80% and 70% of total equipment sales for the years ended December 31, 1995 and 1996, respectively. Sales to this customer were less than 10% of total sales in 1994.

11. INDUSTRY AND GEOGRAPHIC INFORMATION

  The ADCS Group operates in a single industry segment. The ADCS Group markets its products in the United States and in foreign countries through sales personnel and a foreign subsidiary. Export sales account for a significant portion of the ADCS Group's total sales. Sales by geographic area are as follows for the years ended December 31:

                                                             1994     1995  1996
                                                          ----------- ----  ----
                                                          (UNAUDITED)
     Domestic............................................      64%     65%   57%
     Asia-Pacific........................................      30      28    34
     Europe..............................................       6       7     9
                                                              ---     ---   ---
                                                              100%    100%  100%
                                                              ===     ===   ===

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

12. SUBSEQUENT EVENT

  The ADCS Group has signed a definitive agreement with Advanced Technology Materials, Inc. (ATMI) of Danbury, Connecticut to merge the companies via a pooling of interests. The transaction is anticipated to be completed by the third quarter of 1997, subject to ATMI shareholder approval and the satisfaction of other customary conditions. The agreement provides for the ADCS Group to become a subsidiary of a new holding company of ATMI. Approximately 5.5 million common shares of the new ATMI holding company would be exchanged for the interests in the ADCS Group, although the final number of shares will not be determined until the date of shareholder approval.

13. PRO FORMA ADJUSTMENTS, UNAUDITED

  The unaudited pro forma adjustments on the 1996 statement of income reflect an adjustment to record a provision for income taxes on income as if ADCS Nevada had not been an S-corporation for a portion of the year.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                             COMBINED BALANCE SHEET
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                       JUNE 30,
                                                                         1997
                                                                       --------
ASSETS
Current assets:
  Cash and cash equivalents........................................... $ 3,342
  Accounts receivable.................................................   3,010
  Inventories.........................................................   2,315
  Prepaid expenses....................................................     134
  Other current assets................................................     668
                                                                       -------
Total current assets..................................................   9,469
Property, plant and equipment, net....................................   4,615
Deferred tax asset....................................................     274
Other noncurrent assets...............................................     159
                                                                       -------
Total assets.......................................................... $14,517
                                                                       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................... $ 1,014
  Income taxes payable................................................     108
  Accrued liabilities.................................................     161
  Current portion of long-term debt...................................       8
                                                                       -------
Total current liabilities.............................................   1,291
Long-term debt........................................................     150
Other noncurrent liabilities..........................................      31
Minority interest.....................................................     572
                                                                       -------
Total liabilities.....................................................   2,044
Commitments and contingencies
Stockholders' equity:
  Common stock, 10,000 shares authorized; 605.8308 shares issued and
   outstanding at June 30, 1997.......................................     227
  Cumulative translation adjustment...................................     (53)
  Retained earnings...................................................  12,299
                                                                       -------
Total stockholders' equity............................................  12,473
                                                                       -------
Total liabilities and stockholders' equity............................ $14,517
                                                                       =======

See accompanying notes.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                                          FOR THE SIX MONTHS
                                                                 ENDED
                                                          --------------------
                                                          JUNE 30,   JUNE 30,
                                                            1996       1997
                                                          ---------  ---------
Sales:
  Chemical............................................... $   5,314  $   6,550
  Equipment..............................................     5,674      3,891
                                                          ---------  ---------
                                                             10,988     10,441
Cost of sales:
  Chemical...............................................       865      1,017
  Equipment..............................................     2,551      2,818
                                                          ---------  ---------
                                                              3,416      3,835
Gross profit.............................................     7,572      6,606
Selling and marketing expenses...........................       711      1,188
General and administrative expenses......................     2,772      2,191
Research and development expenses........................     1,105        996
                                                          ---------  ---------
Income from operations...................................     2,984      2,231
Other income (expense):
  Interest income........................................       146        107
  Interest expense.......................................        (5)        (3)
  Other income (expense).................................        10         17
  Minority interest in net earnings of consolidated
   subsidiaries..........................................        64        (25)
                                                          ---------  ---------
Income before income taxes...............................     3,199      2,327
Income tax provision:
  Current................................................       744        852
  Deferred...............................................      (106)       (29)
                                                          ---------  ---------
                                                                638        823
                                                          ---------  ---------
Net income............................................... $   2,561  $   1,504
                                                          =========  =========
Net income per share .................................... $4,227.25  $2,482.54
                                                          ---------  ---------
Weighted average shares outstanding .....................  605.8308   605.8308
                                                          =========  =========

See accompanying notes.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                               FOR THE SIX
                                                              MONTHS ENDED
                                                            ------------------
                                                            JUNE 30,  JUNE 30,
                                                              1996      1997
                                                            --------  --------
OPERATING ACTIVITIES
Net income................................................. $ 2,561    $1,504
Adjustments to reconcile net income to net cash (used in)
 provided by operating activities:
  Depreciation.............................................     177       307
  Deferred income tax benefit..............................    (106)      (29)
  Minority interest in net earnings of consolidated
   subsidiaries............................................     (64)       25
  Changes in assets and liabilities affected by operations:
    Accounts receivable....................................    (698)     (320)
    Inventories............................................  (1,308)     (699)
    Prepaid expenses.......................................     129       (91)
    Other assets...........................................      (8)     (633)
    Accounts payable.......................................     441       393
    Accrued liabilities....................................     245       144
    Other liabilities......................................       5        10
    Income taxes payable...................................  (1,773)     (303)
                                                            -------    ------
Net cash (used in) provided by operating activities........    (399)      308
INVESTING ACTIVITIES
Proceeds from sale of equipment............................     --         10
Purchases of equipment.....................................    (949)     (747)
                                                            -------    ------
Net cash used in investing activities......................    (949)     (737)
FINANCING ACTIVITIES
Proceeds from the issuance of a note.......................     127       --
Repayment of amounts borrowed..............................    (136)       (1)
Cash contributed by minority partners......................     182         2
Other                                                             1       --
                                                            -------    ------
Net cash provided by financing activities..................     174         1
Effect of exchange rate changes on cash....................      (4)        2
                                                            -------    ------
Net change in cash and cash equivalents....................  (1,178)     (426)
Cash and cash equivalents, beginning of period.............   4,564     3,768
                                                            -------    ------
Cash and cash equivalents, end of period................... $ 3,386    $3,342
                                                            =======    ======
Cash paid for income taxes................................. $ 2,860    $1,155
                                                            =======    ======
Cash paid for interest..................................... $     6    $    5
                                                            =======    ======

See accompanying notes.

              ADVANCED DELIVERY & CHEMICAL SYSTEMS AND AFFILIATES

                NOTES TO COMBINED INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

  The accompanying unaudited interim financial statements of Advanced Delivery & Chemical Systems and Affiliates (the "ADCS Group") have been prepared in accordance with the instructions to Form 10-Q and Rule 10.01 of Regulation S-X and do not include all of the financial information and disclosures required by generally accepted accounting principles.

  In the opinion of the ADCS Group's management, the financial information contained herein has been prepared on the same basis as the audited Combined Financial Statements contained in the ADCS Group's audited financial statements for the year ended December 31, 1996, and includes adjustments (consisting only of normal recurring adjustments) necessary to present fairly the unaudited quarterly results set forth herein. The ADCS Group's quarterly results have, in the past, been subject to fluctuation and, thus, the operating results for any quarter are not necessarily indicative of results for any future fiscal period.

2. INVENTORY

  Inventory is comprised of the following:

                                                                     JUNE 30,
                                                                       1997
                                                                  --------------
                                                                  (IN THOUSANDS)
     Raw materials/component parts:
       Chemicals.................................................     $  283
       Equipment.................................................        778
                                                                      ------
                                                                       1,061
     Finished goods:
       Chemicals.................................................        611
       Equipment.................................................        643
                                                                      ------
                                                                       1,254
                                                                      ------
                                                                      $2,315
                                                                      ======

3. INCOME TAXES

  The ADCS Group's income tax expense in 1997 relates primarily to federal taxes on U.S. taxable income. The stockholders of ADCS Nevada elected S-Corporation status effective April 1, 1996. In October 1996, as a result of a transfer of shares to an ineligible S-Corporation shareholder, the S-Corporation status was terminated. If ADCS Nevada had been a C-Corporation for the entire six-month period ended June 30, 1996, the income tax provision would have been $1,187,000, of which $1,293,000 would be current and ($106,000) deferred.

4. SUBSEQUENT EVENT

  The ADCS Group has signed a definitive agreement with Advanced Technology Materials, Inc. (ATMI) of Danbury, Connecticut to merge the companies via a pooling of interests. The transaction is anticipated to be completed by the third quarter of 1997, subject to ATMI shareholder approval and the satisfaction of other customary conditions. The agreement provides for the ADCS Group to become a subsidiary of a new holding company of ATMI. Approximately 5.5 million common shares of the new ATMI holding company would be exchanged for the interests in the ADCS Group, although the final number of shares will not be determined until the date of shareholder approval.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Lawrence
Semiconductor Laboratories, Inc. and Affiliate

  In our opinion, the accompanying combined balance sheets and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Lawrence Semiconductor Laboratories, Inc. and Affiliate (Lawrence) at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Lawrence's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Phoenix, Arizona
May 17, 1997, except for the last paragraph of Note 6 which is as of June 10, 1997, and the last paragraph of Note 3 which is as of July 29, 1997.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

                            COMBINED BALANCE SHEETS

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1995        1996
                                                        ----------- -----------
ASSETS
Current assets:
  Cash and cash equivalents............................ $ 3,789,144 $ 4,369,370
  Certificates of deposit..............................         --    1,268,987
  Accounts receivable..................................   1,247,383   1,736,278
  Due from related parties.............................   1,396,942   2,932,534
  Inventories..........................................     575,563   1,612,110
  Other current assets.................................      33,571     142,384
                                                        ----------- -----------
Total current assets...................................   7,042,603  12,061,663
Property and equipment, net............................  11,448,201  18,372,531
Other assets...........................................      88,632     142,540
                                                        ----------- -----------
Total assets........................................... $18,579,436 $30,576,734
                                                        =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................... $   988,125 $ 1,128,004
  Accrued expenses.....................................     860,081   1,032,512
  Accrued litigation settlement (See Note 10)..........         --    2,000,000
  Current portion of capital lease obligations.........     959,067   1,836,941
  Current portion of notes payable.....................   1,074,569   1,429,393
  Deferred income taxes................................         --    2,234,242
  Income taxes payable.................................         --      255,480
                                                        ----------- -----------
Total current liabilities..............................   3,881,842   9,916,572
Capital lease obligations..............................   3,139,546   5,427,475
Notes payable..........................................   3,419,063   5,246,621
Deferred income taxes..................................   2,694,489   1,873,160
                                                        ----------- -----------
Total liabilities......................................  13,134,940  22,463,828
                                                        ----------- -----------
Commitments and contingencies (See Notes 7, 8 and 10)
Stockholders' equity:
  Common stock, no par value, 1,100,000 shares
   authorized, 20,000 shares issued and outstanding....         --          --
  Additional paid-in capital...........................      60,000      60,000
  Retained earnings....................................   5,384,496   8,052,906
                                                        ----------- -----------
Total stockholders' equity.............................   5,444,496   8,112,906
                                                        ----------- -----------
Total liabilities and stockholders' equity............. $18,579,436 $30,576,734
                                                        =========== ===========

   The accompanying notes are an integral part of these financial statements.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                            FOR THE YEAR ENDED DECEMBER 31,
                                           -----------------------------------
                                              1994       1995         1996
                                           ---------- -----------  -----------
Net sales................................. $7,177,873 $14,408,800  $20,270,603
Cost of sales.............................  3,943,063   7,763,508   10,383,460
                                           ---------- -----------  -----------
Gross profit..............................  3,234,810   6,645,292    9,887,143
Selling, general and administrative
 expenses.................................  1,181,050   1,921,173    2,715,021
Litigation settlement (See Note 10).......        --          --     2,000,000
                                           ---------- -----------  -----------
Income from operations....................  2,053,760   4,724,119    5,172,122
Interest income...........................     27,819     139,567      303,098
Interest expense..........................    691,166   1,053,667    1,137,658
Other income (expense)....................    167,671    (492,417)         --
                                           ---------- -----------  -----------
Income before income taxes................  1,558,084   3,317,602    4,337,562
Provision for income taxes................    634,063   1,364,427    1,669,152
                                           ---------- -----------  -----------
Net income................................    924,021   1,953,175    2,668,410
Retained earnings, beginning of year......  2,507,300   3,431,321    5,384,496
                                           ---------- -----------  -----------
Retained earnings, end of year............ $3,431,321 $ 5,384,496  $ 8,052,906
                                           ========== ===========  ===========
Pro forma net income per share
 (unaudited).............................. $    92.40 $    195.32  $    266.84
                                           ---------- -----------  -----------
Pro forma weighted average shares
 outstanding (unaudited)..................     10,000      10,000       10,000
                                           ========== ===========  ===========


   The accompanying notes are an integral part of these financial statements.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS

                                           FOR THE YEAR ENDED DECEMBER 31,
                                         -------------------------------------
                                            1994         1995         1996
                                         -----------  -----------  -----------
CASH FLOWS FROM (USED IN) OPERATING
 ACTIVITIES:
Net income.............................  $   924,021  $ 1,953,175  $ 2,668,410
Adjustments to reconcile net income to
 net cash from operating activities:
  Depreciation expense.................    1,100,484    1,549,044    1,863,921
  Bad debt expense.....................          --        15,531      191,210
  Deferred income taxes................      626,293    1,196,417    1,412,913
  Loss on sale/leaseback of equipment..          --       492,417          --
  Change in assets and liabilities:
    Accounts receivable................     (404,067)    (478,245)    (680,105)
    Due from related parties...........     (204,496)    (179,578)    (926,181)
    Inventories........................     (141,484)     (18,232)  (1,036,547)
    Other current assets...............      (57,664)     107,127     (108,813)
    Other assets.......................       83,423       23,302      (53,908)
    Accounts payable...................      418,965      301,113      139,879
    Accrued expenses...................     (107,139)     730,392      172,431
    Accrued litigation settlement (See
     Note 10)..........................          --           --     2,000,000
    Income taxes payable...............          --           --       255,480
                                         -----------  -----------  -----------
      Net cash from operating
       activities......................    2,238,336    5,692,463    5,898,690
                                         -----------  -----------  -----------
CASH FLOWS FROM (USED IN) INVESTING
 ACTIVITIES:
Purchase of property and equipment.....     (200,737)  (1,067,770)  (4,671,608)
Advances to shareholder on notes
 receivable............................     (157,651)    (256,598)    (286,058)
Purchase of certificates of deposit....          --           --    (1,268,987)
                                         -----------  -----------  -----------
      Net cash used in investing
       activities......................     (358,388)  (1,324,368)  (6,226,653)
                                         -----------  -----------  -----------
CASH FLOWS FROM (USED IN) FINANCING
 ACTIVITIES:
Payments on capital lease obligations..     (838,247)    (995,304)  (1,274,193)
Payments on notes payable..............     (263,926)  (1,191,366)  (1,409,062)
Proceeds from borrowings...............          --       566,944    3,591,444
                                         -----------  -----------  -----------
      Net cash from (used in) financing
       activities......................   (1,102,173)  (1,619,726)     908,189
                                         -----------  -----------  -----------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS...........................      777,775    2,748,369      580,226
CASH AND CASH EQUIVALENTS, BEGINNING OF
 YEAR..................................      263,000    1,040,775    3,789,144
                                         -----------  -----------  -----------
CASH AND CASH EQUIVALENTS, END OF
 YEAR..................................  $ 1,040,775  $ 3,789,144  $ 4,369,370
                                         ===========  ===========  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Income taxes paid....................  $       --   $       --   $       --
  Interest paid........................  $   691,166  $ 1,053,667  $ 1,137,658
  Equipment acquired under capital
   leases..............................  $ 2,615,235  $ 2,229,048  $ 4,439,996
  Equipment acquired under notes
   payable.............................  $ 3,797,322  $ 1,584,658  $       --

   The accompanying notes are an integral part of these financial statements.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business

  The accompanying combined financial statements include the accounts of Lawrence Semiconductor Laboratories, Inc. and its affiliate, Lawrence Semiconductor Laboratories Marketing and Sales, Inc., collectively referred to as Lawrence, both of which are under common control. All significant intercompany accounts and transactions have been eliminated. Lawrence Semiconductor Laboratories, Inc. has 100,000 shares of no par value common stock authorized, of which 10,000 shares were issued and outstanding during all periods presented. Lawrence Semiconductor Laboratories Marketing and Sales, Inc. has 1,000,000 shares of no par common stock authorized, of which 10,000 shares were issued and outstanding during all periods presented.

  Lawrence is involved in the chemical vapor deposition of silicon wafers using epitaxial processes to meet customer product specifications. Lawrence is headquartered in Mesa, Arizona and has operations in Mesa and Tempe, Arizona.

  On May 17, 1997, Lawrence entered into a merger agreement with Advanced Technology Materials, Inc. (ATMI). Under the Lawrence Merger Agreement, Lawrence's stockholders will exchange their common stock in Lawrence for shares of ATMI or ATMI Holdings, Inc. common stock having a value equal to $80 million less the $2 million to be paid by Lawrence to settle the patent litigation described in Note 10, as well as other adjustments defined in the Lawrence Merger Agreement. The Lawrence Merger Agreement is subject to the approval of both Lawrence stockholders and ATMI stockholders as well as other customary conditions. The merger, which is expected to be tax-free to Lawrence stockholders and to be accounted for as a pooling-of-interests, is expected to close during the third quarter of 1997.

  Prior to the consummation of and as a condition of the merger with ATMI, the sole stockholder of Lawrence Semiconductor Laboratories Marketing and Sales, Inc., who is also a 98% stockholder in Lawrence Semiconductor Laboratories, Inc., will contribute all of the issued and outstanding shares of capital stock of Lawrence Semiconductor Laboratories Marketing and Sales, Inc. to Lawrence Semiconductor Laboratories, Inc., with Lawrence Semiconductor Laboratories Marketing and Sales, Inc. becoming a wholly-owned subsidiary of Lawrence Semiconductor Laboratories, Inc. The contribution will be accounted for at historical cost in a manner similar to a pooling-of-interests. The impact of the contribution on the accompanying financial statements is expected to be insignificant. Unaudited pro forma net income per share in the accompanying combined statements of income and retained earnings have been based on the weighted average number of shares of Lawrence Semiconductor Laboratories, Inc. outstanding during each period presented as if the contribution of Lawrence Semiconductor Laboratories Marketing and Sales, Inc. had occurred as of the beginning of each such period.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  Lawrence considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Inventories

  Inventories, which consist primarily of manufacturing spare parts and processing supplies, are stated at the lower of cost or market. Cost is determined utilizing the first-in first-out method.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Property and Equipment

  Property and equipment are carried at cost less accumulated depreciation. Upon sale or retirement, cost and the related accumulated depreciation are eliminated from the respective accounts, and any resulting gain or loss is included in the results of operations. Depreciation expense is computed using the straight-line method over estimated useful lives ranging from 5 to 10 years for machinery and equipment and 35 years for buildings.

 Revenue Recognition

  Lawrence recognizes revenue for epitaxial processing services at the time of shipment to the customer. Accounts receivable as of December 31, 1995 and 1996 is shown net of an allowance for doubtful accounts of $15,531 and $191,210, respectively.

 Income Taxes

  Lawrence Semiconductor Laboratories, Inc. utilizes a calendar year for income tax reporting purposes while Lawrence Semiconductor Laboratories Marketing and Sales, Inc. utilizes a fiscal year ending June 30. For financial reporting purposes, the provision for income taxes has been prepared as if both companies utilized a calendar year for income tax reporting purposes.

  Lawrence recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in Lawrence's financial statements or tax returns. Deferred tax liabilities and assets are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

 Financial Instruments

  Financial instruments which potentially subject Lawrence to concentrations of credit risk consist primarily of cash and cash equivalents, certificates of deposit and trade accounts receivable. Accounts receivable are primarily with large high technology customers. Lawrence reviews a customer's credit history before extending credit and reviews each account based on specific credit risk factors, historical trends and other information. The carrying value of financial instruments approximates the related fair value because of the relatively short maturity of these instruments. The carrying value of notes payable and capital lease obligations approximates fair value as the related interest rates approximate market rates.

 Reclassifications

  Certain prior year amounts have been reclassified to conform with the current year presentation.

2. INVENTORIES

  Inventories consist of the following at December 31:

                                                             1995      1996
                                                           -------- ----------
     Manufacturing spare parts and processing supplies.... $405,994 $1,265,711
     Wafers...............................................   85,932    182,254
     Gases and chemicals..................................   83,637    164,145
                                                           -------- ----------
                                                           $575,563 $1,612,110
                                                           ======== ==========

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

3. RELATED PARTY TRANSACTIONS

  Due from related parties consists of the following at December 31:

                                                             1995       1996
                                                          ---------- ----------
     Notes receivable from shareholder................... $  812,868 $1,098,926
     Due from Lawrence Semiconductor Research
      Laboratories, Inc..................................    584,074  1,185,114
     Due from Lawrence Semiconductor Investments, Inc....        --     648,494
                                                          ---------- ----------
                                                          $1,396,942 $2,932,534
                                                          ========== ==========

  Notes receivable from shareholder represent advances which bear interest at 7% and are due upon demand. The balance at December 31, 1995 and 1996 includes accrued interest of $69,589 and $125,647, respectively. Interest income on the notes totaled $17,562, $31,598 and $56,058 during 1994, 1995 and 1996, respectively.

  Due from Lawrence Semiconductor Research Laboratories, Inc. (Research) includes charges by Lawrence for use of its epitaxial reactors. Income from such charges, which is included in net sales, totaled $204,496, $179,882 and $255,280 in 1994, 1995 and 1996, respectively. The balance as of December 31, 1996 also includes $323,352 related to the transfer to Research of leasehold improvements at net book value during 1996. All amounts are non-interest bearing and are due upon demand.

  Due from Lawrence Semiconductor Investments, Inc. includes the net amount of non-interest bearing advances from Lawrence made during 1996. The amounts outstanding are due upon demand.

  During 1996, Lawrence leased an epitaxial reactor to Research. Monthly payments required under the lease are equal to Lawrence's monthly debt service requirements on Lawrence's note payable related to the reactor. Rental revenue relating to this lease totaled $83,600 in 1996 and is reflected as a reduction of cost of sales in the accompanying combined statement of income and retained earnings.

  Effective January 1, 1997, Lawrence entered into a non-exclusive royalty-bearing license to use patented and non-patented technology owned by Research in exchange for a royalty of five percent of gross revenues derived from the sale of products by Lawrence using the licensed technology. The license agreement, which was originally scheduled to expire on January 1, 2010, was terminated July 29, 1997 effective retroactively to January 1, 1997. Lawrence had not incurred obligations to Research under the license agreement.

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31:

                                                          1995         1996
                                                       -----------  -----------
       Machinery and equipment........................ $13,496,925  $18,525,808
       Building.......................................         --     4,169,519
       Land...........................................     450,730      959,983
       Leasehold improvements.........................     495,313          --
       Office furniture and equipment.................     106,569      245,185
       Construction in process........................   1,093,652      243,742
                                                       -----------  -----------
                                                        15,643,189   24,144,237
       Less accumulated depreciation..................  (4,194,988)  (5,771,706)
                                                       -----------  -----------
                                                       $11,448,201  $18,372,531
                                                       ===========  ===========

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

4. PROPERTY AND EQUIPMENT (CONTINUED)

  Depreciation expense for the years ended December 31, 1994, 1995 and 1996 totaled $1,100,484, $1,549,044 and $1,863,921, respectively.

5. CAPITAL LEASE OBLIGATIONS

  Lawrence is obligated under capital leases for certain machinery and equipment that expire at various dates during the next five years. Certain of the capital lease obligations are personally guaranteed by Lawrence's primary stockholder. The gross amount of machinery and equipment under capital leases and the related accumulated depreciation at December 31 were as follows:

                                                          1995         1996
                                                       -----------  -----------
     Machinery and equipment.......................... $ 5,710,473  $10,150,469
     Less: accumulated depreciation...................  (1,649,602)  (2,229,946)
                                                       -----------  -----------
                                                       $ 4,060,871  $ 7,920,523
                                                       ===========  ===========

  Future lease payments required under capital lease obligations at December 31, 1996 are as follows:

     1997.......................................................... $ 2,390,355
     1998..........................................................   2,326,758
     1999..........................................................   1,923,517
     2000..........................................................   1,143,729
     2001..........................................................     519,866
                                                                    -----------
     Total lease payments..........................................   8,304,225
     Less amount representing interest.............................  (1,039,809)
                                                                    -----------
     Present value of net capital lease payments...................   7,264,416
     Less current portion..........................................  (1,836,941)
                                                                    -----------
     Long-term portion............................................. $ 5,427,475
                                                                    ===========

  Lawrence has commitments from two lessors to provide capital lease financing totaling $7.3 million in 1997. The commitments require Lawrence to maintain compliance with specified financial ratios.

  In April 1995, Lawrence sold certain equipment, which was subject to capital lease obligations, to a third party and then leased the equipment back from the third party pursuant to a sixty-month operating lease. Lawrence recognized a loss of $492,417 in 1995 as a result of this transaction.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

6. NOTES PAYABLE

  Notes payable consist of the following at December 31:

                                                          1995         1996
                                                       -----------  -----------
Note payable, interest at 9.2%, monthly principal and
 interest payments of $28,428 through June 2003,
 secured by related real property....................  $       --   $ 3,087,194
Note payable, interest at 7.3%, monthly interest only
 payments of $3,068, balance due April 1998, secured
 by related real property............................          --       504,252
Note payable, interest at 7.3%, monthly interest only
 payments of $3,449, balance due May 1997, secured by
 related real property...............................      566,944      566,944
Note payable, interest at 10%, monthly principal and
 interest payments of $22,624 through April 2000,
 secured by related equipment........................      951,559      766,906
Note payable, interest at 11.52%, monthly principal
 and interest payments of $21,387 through November
 1999, secured by related equipment..................      806,058      633,293
Note payable, interest at 10.75%, monthly principal
 and interest payments of $21,581 through February
 1999, secured by related equipment..................      692,479      498,576
Note payable, interest at 11.52%, monthly principal
 and interest payments of $20,900 through November
 1999, secured by equipment utilized by related party
 (See Note 3)........................................      787,673      618,849
Other notes payable, interest ranging from 10.2% to
 12.42%, maturing April 1997 through May 2000,
 secured by related equipment, repaid in 1996........      688,919          --
                                                       -----------  -----------
                                                         4,493,632    6,676,014
  Less current portion...............................   (1,074,569)  (1,429,393)
                                                       -----------  -----------
  Long-term portion..................................  $ 3,419,063  $ 5,246,621
                                                       ===========  ===========

  Annual principal maturities at December 31, 1996 are as follows:

     1997............................................................ $1,429,393
     1998............................................................  1,464,673
     1999............................................................    802,604
     2000............................................................    167,075
     2001............................................................     85,970
     Thereafter......................................................  2,726,299
                                                                      ----------
                                                                      $6,676,014
                                                                      ==========

  Certain of the notes payable contain covenants requiring Lawrence to maintain compliance with debt to tangible net worth, debt service coverage and current assets to current liabilities ratios as defined in the related agreements. At December 31, 1996, Lawrence was not in compliance with the debt (defined as all liabilities) to tangible net worth ratio of 3.0 to 1.0, and such violation continued into 1997. Additionally, subsequent to December 31, 1996, Lawrence was not in compliance with the covenant requiring the maintenance of a ratio of current assets to current liabilities of at least
1.2 to 1.0. On June 10, 1997, the lender agreed to waive these covenant violations through September 30, 1997. Lawrence believes that it will be able to maintain compliance with all specified ratios subsequent to September 30, 1997.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

7. OPERATING LEASE COMMITMENTS

  Lawrence is obligated under operating leases for certain manufacturing equipment which expire in years 1997 through 2001. A summary of future minimum rental payments required under these leases at December 31, 1996 is as follows:

     1997............................................................ $1,411,765
     1998............................................................  1,411,765
     1999............................................................  1,320,603
     2000............................................................    679,494
     2001............................................................    222,097
                                                                      ----------
                                                                      $5,045,724
                                                                      ==========

  Rental expense under operating leases was $102,743, $492,134 and $1,310,092 during 1994, 1995 and 1996, respectively.

8. INCOME TAXES

  The components of the provision for income taxes for the years ended December 31 are as follows:

                                                    1994      1995       1996
                                                  -------- ---------- ----------
     Current:
       Federal................................... $    --  $      --  $  255,480
       State.....................................      --         --         --
                                                  -------- ---------- ----------
                                                  $    --  $      --  $  255,480
                                                  -------- ---------- ----------
     Deferred:
       Federal................................... $504,794 $1,124,665 $1,115,765
       State.....................................  129,269    239,762    297,907
                                                  -------- ---------- ----------
                                                   634,063  1,364,427  1,413,672
                                                  -------- ---------- ----------
                                                  $634,063 $1,364,427 $1,669,152
                                                  ======== ========== ==========

  Temporary differences and carryforwards which give rise to deferred tax assets and liabilities at December 31 are as follows:

                                                            1995       1996
                                                         ---------- ----------
     Deferred tax assets:
       Non-expiring alternative minimum tax and other
        credits......................................... $   71,676 $  295,824
       Net operating loss carryforwards.................    482,307        --
       Accrued expenses.................................        --     923,713
                                                         ---------- ----------
         Deferred tax assets............................    553,983  1,219,537
                                                         ---------- ----------
     Deferred tax liabilities:
       Depreciation.....................................    548,269  1,135,823
       Capital leases...................................    916,432  1,033,161
       Intercompany charges.............................  1,783,771  3,157,955
                                                         ---------- ----------
         Deferred tax liabilities.......................  3,248,472  5,326,939
                                                         ---------- ----------
     Net deferred tax liabilities....................... $2,694,489 $4,107,402
                                                         ========== ==========

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

8. INCOME TAXES (CONTINUED)

  The provision for income taxes reflected in the combined statement of income and retained earnings for the years ended December 31 differs from the amounts computed by applying the statutory federal tax rate to income before income taxes as follows:

                                                  1994      1995       1996
                                                -------- ---------- ----------
     Expected tax provision.................... $529,748 $1,127,985 $1,474,771
     State taxes, net of federal tax benefit...   85,317    158,243    196,619
     Other.....................................   18,998     78,199     (2,238)
                                                -------- ---------- ----------
                                                $634,063 $1,364,427 $1,669,152
                                                ======== ========== ==========

  Lawrence Semiconductor Laboratories, Inc. intends to file a request for a change in accounting with the Internal Revenue Service relating to the timing of intercompany charges made to Lawrence Semiconductor Laboratories Marketing and Sales, Inc.

9. EMPLOYEE BENEFIT PLANS

  Lawrence maintains a profit sharing plan for the benefit of eligible employees. Contributions to the plan are made at the discretion of the Board of Directors up to a maximum amount of 15% of eligible participants' total annual compensation. Contribution expense under the plan was $60,812, $78,550 and $119,304 in 1994, 1995 and 1996, respectively.

  Lawrence maintains a savings plan for the benefit of eligible employees. Lawrence makes matching contributions equal to 50% of the first 3% of employee pre-tax contributions. Contribution expense under the plan was $10,455, $10,773 and $25,450, in 1994, 1995 and 1996, respectively.

  In 1995, Lawrence established a money purchase plan for the benefit of eligible employees. Contributions of 5% of participants' annual eligible compensation are made to the plan. Contribution expense under the plan was $60,267 and $82,877 in 1995 and 1996, respectively.

  In 1996, Lawrence made a one-time contribution of $38,366 to a qualified non-elective contribution plan for the benefit of eligible employees.

10. COMMITMENTS AND CONTINGENCIES

  On May 15, 1997, Lawrence settled patent infringement litigation with Applied Materials, an equipment manufacturer, relating to equipment used by Lawrence that was purchased from another manufacturer. Under the terms of the related settlement agreement, Lawrence agreed to pay Applied Materials $2,000,000 and purchase chemical reactors from Applied Materials assuming Lawrence's business conditions justify such purchases. Such conditions include growth in customer requirements necessitating the addition of epitaxial processing capacity, such chemical reactors meeting the requirements of Lawrence and its customers and the chemical reactors being competitive in terms of price and productivity with other acceptable market alternatives. Although the agreement specifies annual chemical reactor purchase requirements for years 1997 through 2002, such requirements are not cumulative in the event business conditions do not warrant the required purchases in any given year. Lawrence anticipates purchasing one chemical reactor from Applied Materials in 1997 at an approximate fair market value of $2,500,000 with installation expected during the second half of the year. Lawrence accrued the $2 million relating to this settlement in the accompanying financial statements for the year ended December 31, 1996. Under patent regulations, once damages have been assessed and a settlement reached, Lawrence will be entitled to use the equipment without further infringement or claim for damages.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

  On May 6, 1997, Lawrence entered into a letter agreement with an investor relating to the potential recapitalization of Lawrence. Under terms of the letter agreement, Lawrence agreed to reimburse the investor for out-of-pocket expenses up to an aggregate maximum amount of $300,000 if a definitive agreement was not negotiated between the parties within a specified period of time. Lawrence also agreed to pay the investor a $1.5 million breakup fee if Lawrence consummated a sale, as defined, with another party within one year from the date of the letter agreement. The breakup fee will become payable by Lawrence upon the consummation of the merger with ATMI described in Note 1.

  In 1996, Lawrence entered into an agreement to purchase the majority of its processing gases and chemicals from a supplier at established prices with contract terms expiring from February 2001 to May 2006. Amounts purchased under this agreement totaled $1,049,241 in 1996.

11. SIGNIFICANT CUSTOMERS

  During 1996, three customers accounted for $4,826,000 or 24%, $2,937,000 or 14%, and $2,327,000 or 11% of total sales, respectively. No individual customer accounted for more than 10% of total sales in 1994 or 1995.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

                             COMBINED BALANCE SHEET
                                  (UNAUDITED)

                                                                     JUNE 30,
                                                                       1997
                                                                    -----------
ASSETS
Current assets:
  Cash and cash equivalents........................................ $ 1,816,456
  Certificates of deposit..........................................   1,085,841
  Accounts receivable..............................................   2,288,181
  Due from related parties.........................................   4,060,142
  Inventories......................................................   1,659,471
  Deferred merger costs............................................     511,665
  Other current assets.............................................     113,928
                                                                    -----------
Total current assets...............................................  11,535,684
Property and equipment, net........................................  21,755,284
Other assets.......................................................     142,540
                                                                    -----------
Total assets....................................................... $33,433,508
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................. $ 1,903,686
  Accrued expenses.................................................     962,791
  Current portion of capital lease obligations.....................   3,486,568
  Current portion of notes payable.................................   2,450,261
  Deferred income taxes............................................   2,806,354
                                                                    -----------
Total current liabilities..........................................  11,609,660
Capital lease obligations..........................................   6,661,314
Notes payable......................................................   3,806,122
Deferred income taxes..............................................   2,061,753
                                                                    -----------
Total liabilities..................................................  24,138,849
                                                                    -----------
Stockholders' equity:
  Common stock, no par value, 1,100,000 shares authorized,
   20,000 shares issued and outstanding............................         --
  Additional paid-in capital.......................................      60,000
  Retained earnings................................................   9,234,659
                                                                    -----------
Total stockholders' equity.........................................   9,294,659
                                                                    -----------
Total liabilities and stockholders' equity......................... $33,433,508
                                                                    ===========

    The accompanying notes are an integral part of these unaudited financial statements.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                  (UNAUDITED)

                                                       FOR THE SIX MONTHS ENDED
                                                       -------------------------
                                                         JUNE 30,    JUNE 30,
                                                           1996        1997
                                                       ------------ ------------
Net sales............................................. $ 10,594,321 $ 9,495,414
Cost of sales.........................................    4,968,574   5,696,942
                                                       ------------ -----------
Gross profit..........................................    5,625,747   3,798,472
Selling, general and administrative expenses..........    1,181,264   1,362,785
                                                       ------------ -----------
Income from operations................................    4,444,483   2,435,687
Interest income.......................................       92,376     117,880
Interest expense......................................      470,202     616,586
                                                       ------------ -----------
Income before income taxes............................    4,066,657   1,936,981
Provision for income taxes............................    1,564,850     755,228
                                                       ------------ -----------
Net income............................................    2,501,807   1,181,753
Retained earnings, beginning of period................    5,384,496   8,052,906
                                                       ------------ -----------
Retained earnings, end of period...................... $  7,886,303 $ 9,234,659
                                                       ============ ===========
Pro forma net income per share........................ $     250.18 $    118.18
                                                       ------------ -----------
Pro forma weighted average shares outstanding.........       10,000      10,000
                                                       ============ ===========


    The accompanying notes are an integral part of these unaudited financial statements.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                   FOR THE SIX MONTHS ENDED
                                                   --------------------------
                                                     JUNE 30,      JUNE 30,
                                                       1996          1997
                                                   ------------  ------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income........................................ $  2,501,807  $  1,181,753
Adjustments to reconcile net income to net cash
 from operating activities
  Depreciation expense............................      728,226     1,105,920
  Deferred income taxes...........................    1,225,102       760,705
  Change in assets and liabilities:
    Accounts receivable...........................     (705,889)     (551,903)
    Due from related parties......................     (533,531)     (972,347)
    Inventories...................................     (375,588)      (47,361)
    Other current assets..........................     (100,564)     (483,209)
    Other assets..................................      (24,000)          --
    Accounts payable..............................     (127,325)      775,682
    Accrued expenses..............................      169,542       (69,721)
    Accrued litigation settlement.................          --     (2,000,000)
    Income taxes payable..........................          --       (255,480)
                                                   ------------  ------------
      Net cash from operating activities..........    2,757,780      (555,961)
                                                   ------------  ------------
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchase of property and equipment................   (2,614,901)     (635,605)
Advances to shareholder on notes receivable.......      (31,565)     (155,261)
Net redemption (purchase) of certificates of
 deposit..........................................     (666,372)      183,146
                                                   ------------  ------------
      Net cash used in investing activities.......   (3,312,838)     (607,720)
                                                   ------------  ------------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Principal payments on capital lease obligations...     (466,285)     (969,602)
Principal payments on notes payable...............     (522,344)     (419,631)
Proceeds from borrowings..........................    3,115,000           --
                                                   ------------  ------------
      Net cash used in financing activities.......    2,126,371    (1,389,233)
                                                   ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS......................................    1,571,313    (2,552,914)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR......    3,789,144     4,369,370
                                                   ------------  ------------
CASH AND CASH EQUIVALENTS, END OF YEAR............ $  5,360,457  $  1,816,456
                                                   ============  ============
SUPPLEMENT DISCLOSURE OF CASH FLOW INFORMATION:
  Income taxes paid............................... $        --   $    250,000
  Interest paid................................... $    470,201  $    616,686
  Equipment acquired under capital leases......... $        --   $  3,853,068

    The accompanying notes are an integral part of these unaudited financial statements.

            LAWRENCE SEMICONDUCTOR LABORATORIES, INC. AND AFFILIATE

          NOTES TO COMBINED INTERIM FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

  The interim financial data as of and for the six-month periods ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, such interim data include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position and results of operations for the interim periods. The interim data are not necessarily indicative of the results of operations for the full year.

  The interim combined financial statements should be read in conjunction with the combined financial statements and notes thereto for the year ended December 31, 1996 included herein.

2. DEFERRED MERGER COSTS

  Deferred merger costs relate to the professional fees incurred in connection with the pending merger of Lawrence and ATMI. Such costs have been deferred in the accompanying combined balance sheet as of June 30, 1997 and will be charged to expense upon consummation of the merger.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed combined balance sheet at June 30, 1997 and the unaudited pro forma condensed combined statements of operations for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997 give effect to the transactions contemplated by the Merger and Exchange Agreement pursuant to which ATMI became a wholly-owned subsidiary of the Registrant and each share of ATMI Common Stock was converted into one share of Registrant Common Stock at the Effective Time and the ADCS Interests were simultaneously exchanged at the Closing Date for 5,468,747 shares of Registrant Common Stock, as if the Reorganization had occurred on January 1, 1994 for purposes of the combined statements of operations and at June 30, 1997 for the combined balance sheet. The unaudited pro forma condensed combined balance sheet at June 30, 1997 and the unaudited pro forma condensed combined statements of operations for the years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997 also give effect to the Lawrence Acquisition pursuant to which the outstanding shares of LSL Common Stock were converted at the Lawrence Effective Time into 3,628,571 shares of Registrant Common Stock. The pro forma information gives effect to the Reorganization and the Lawrence Acquisition under the pooling-of-interests method and to the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

  The unaudited pro forma condensed combined financial statements may not be indicative of the results that would have occurred if the transactions had been consummated as of the dates indicated or the operating results which may be obtained by the Registrant in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated audited financial statements, including the related notes thereto, and other financial information included in ATMI's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and in ATMI's Quarterly Reports on Form 10-Q for the three month period ended June 30, 1997; in the ADCS Group's combined financial statements for the fiscal years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997; and in Lawrence's combined financial statements for the fiscal years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                    PRO FORMA
                                                                      ATMI,
                                                                      ADCS
                                                       PRO FORMA    GROUP AND
                            ATMI  ADCS GROUP LAWRENCE ADJUSTMENTS   LAWRENCE
                          ------- ---------- -------- -----------   ---------
ASSETS
Current assets:
 Cash, cash equivalents
  and marketable
  securities............  $18,189  $ 3,342   $ 2,902                $ 24,433
 Accounts receivable,
  net...................   12,527    3,010     6,348                  21,885
 Inventories............    4,698    2,315     1,660                   8,673
 Other..................    2,128      802       626    $ 1,664 (b)
                                                         (2,590)(c)    2,630
                          -------  -------   -------                --------
Total current assets....   37,542    9,469    11,536                  57,621
Property and equipment,
 net....................    9,122    4,615    21,755                  35,492
Goodwill and other long-
 term assets, net.......    6,426      433       143                   7,002
                          -------  -------   -------                --------
                          $53,090  $14,517   $33,434                $100,115
                          =======  =======   =======                ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.......  $ 3,894  $ 1,014   $ 1,904                $  6,812
 Accrued expenses.......    4,022      161       963    $ 3,460 (c)    8,606
 Notes payable, current
  portion...............      587        8     5,937                   6,532
 Other..................      786      108     2,806                   3,700
                          -------  -------   -------                --------
Total current
 liabilities............    9,289    1,291    11,610                  25,650
Notes payable, less
 current portion........    4,726      150    10,467                  15,343
Other long-term
 liabilities............       58       31     2,062                   2,151
Minority interest.......        0      572         0                     572
Stockholders' equity:
 Common stock...........       88      227         0        (88)(a)
                                                           (227)(a)
                                                            179 (a)      179
 Additional paid-in
  capital...............   37,412        0        60        136 (a)
                                                            336 (b)   37,944
 Retained earnings......    1,517   12,246     9,235     (6,050)(c)
                                                          1,328 (b)   18,276
                          -------  -------   -------                --------
Total stockholders'
 equity.................   39,017   12,473     9,295                  56,399
                          -------  -------   -------                --------
                          $53,090  $14,517   $33,434                $100,115
                          =======  =======   =======                ========

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994
          (IN THOUSANDS, EXCEPT SHARES OUTSTANDING AND PER SHARE DATA)

                                                                  PRO FORMA
                                                                     ATMI,
                                                                     ADCS
                                                                  GROUP AND
                                     ATMI    ADCS GROUP LAWRENCE   LAWRENCE
                                  ---------  ---------- --------  ----------
Revenues:
  Product revenues..............  $  12,539  $   7,821   $7,178   $   27,538
  Contract revenues.............      7,222          0        0        7,222
                                  ---------  ---------   ------   ----------
Total revenues..................     19,761      7,821    7,178       34,760
Cost of revenues:
  Cost of product revenues......      5,839      1,806    3,943       11,588
  Cost of contract revenues.....      6,151          0        0        6,151
                                  ---------  ---------   ------   ----------
Total cost of revenues..........     11,990      1,806    3,943       17,739
                                  ---------  ---------   ------   ----------
Gross profit....................      7,771      6,015    3,235       17,021
Operating expenses:
  Research and development......      3,415        566        0        3,981
  Selling, general and
   administrative...............      5,588      2,539    1,181        9,308
                                  ---------  ---------   ------   ----------
                                      9,003      3,105    1,181       13,289
                                  ---------  ---------   ------   ----------
Operating income (loss).........     (1,232)     2,910    2,054        3,732
Interest income (expense), net..        390         23     (663)        (250)
Other income, net...............      3,594          0      167        3,761
                                  ---------  ---------   ------   ----------
                                      3,984         23     (496)       3,511
Income before taxes and minority
 interest.......................      2,752      2,933    1,558        7,243
Income taxes....................        124        970      634        1,728
                                  ---------  ---------   ------   ----------
Income before minority
 interest.......................      2,628      1,963      924        5,515
Minority interest...............          8         12        0           20
                                  ---------  ---------   ------   ----------
Net income......................  $   2,636  $   1,975   $  924   $    5,535
                                  =========  =========   ======   ==========
Net income per common share(d)..  $    0.35  $3,370.31   $92.40
                                  ---------  ---------   ------
Weighted average shares
 outstanding(d).................  7,595,193        586   10,000
                                  =========  =========   ======
Net income per common share(e)..                                  $     0.33
                                                                  ----------
Equivalent weighted average
 shares outstanding (e).........                                  16,692,511
                                                                  ==========

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
          (IN THOUSANDS, EXCEPT SHARES OUTSTANDING AND PER SHARE DATA)

                                                                       PRO FORMA
                                                                          ATMI,
                                                                          ADCS
                                                                       GROUP AND
                                       ATMI   ADCS GROUP   LAWRENCE     LAWRENCE
                                    --------- ----------   --------    ----------
Revenues:
  Product revenues................  $  21,336 $  15,715    $14,409     $   51,460
  Contract revenues...............      8,712         0          0          8,712
                                    --------- ---------    -------     ----------
Total revenues....................     30,048    15,715     14,409         60,172
Cost of revenues:
  Cost of product revenues........      9,609     4,860      7,764         22,233
  Cost of contract revenues.......      7,490         0          0          7,490
                                    --------- ---------    -------     ----------
Total cost of revenues............     17,099     4,860      7,764         29,723
                                    --------- ---------    -------     ----------
Gross profit......................     12,949    10,855      6,645         30,449
Operating expenses:
  Research and development........      4,206     1,491          0          5,697
  Selling, general and
   administrative.................      8,558     5,407      1,921         15,886
                                    --------- ---------    -------     ----------
                                       12,764     6,898      1,921         21,583
                                    --------- ---------    -------     ----------
Operating income..................        185     3,957      4,724          8,866
Interest income (expense), net....        503        54       (914)          (357)
Other expense, net................          0       (51)      (493)          (544)
                                    --------- ---------    -------     ----------
                                          503         3     (1,407)          (901)
Income before taxes and minority
 interest.........................        688     3,960      3,317          7,965
Income taxes......................        134     1,389      1,364          2,887
                                    --------- ---------    -------     ----------
Income before minority interest...        554     2,571      1,953          5,078
Minority interest.................          0        10          0             10
                                    --------- ---------    -------     ----------
Net income........................  $     554 $   2,581    $ 1,953     $    5,088
                                    ========= =========    =======     ==========
Net income per common share(d)....  $    0.07 $4,296.87    $195.32
                                    --------- ---------    -------
Weighted average shares
 outstanding(d)...................  8,074,032  600.6694     10,000
                                    ========= =========    =======
Net income per common share(e)....                                     $     0.30
                                                                       ----------
Equivalent weighted average
 shares outstanding (e)...........                                     17,171,350
                                                                       ==========

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1996
          (IN THOUSANDS, EXCEPT SHARES OUTSTANDING AND PER SHARE DATA)

                                                             PRO FORMA
                                                               ATMI
                                                               ADCS
                                                             GROUP AND
                            ATMI     ADCS GROUP  LAWRENCE     LAWRENCE
                          ---------  ----------  --------    ----------
Revenues:
  Product revenues......  $  36,504  $  22,041   $20,271     $   78,816
  Contract revenues.....      9,846         0          0          9,846
                          ---------  ---------   -------     ----------
Total revenues..........     46,350     22,041    20,271         88,662
Cost of revenues:
  Cost of product
   revenues.............     15,939      6,567    10,384         32,890
  Cost of contract
   revenues.............      8,341          0         0          8,341
                          ---------  ---------   -------     ----------
Total cost of revenues..     24,280      6,567    10,384         41,231
                          ---------  ---------   -------     ----------
Gross profit............     22,070     15,474     9,887         47,431
Operating expenses:
  Research and
   development..........      7,627      2,212         0          9,839
  Selling, general and
   administrative.......     11,510      6,365     4,715         22,590
                          ---------  ---------   -------     ----------
                             19,137      8,577     4,715         32,429
                          ---------  ---------   -------     ----------
Operating income........      2,933      6,897     5,172         15,002
Interest income
 (expense), net.........        627        210      (835)             2
Other income, net.......          0         18         0             18
                          ---------  ---------   -------     ----------
                                627        228      (835)            20
Income before taxes and
 minority interest......      3,560      7,125     4,337         15,022
Income taxes(f).........        239      2,732     1,669          4,640
                          ---------  ---------   -------     ----------
Income before minority
 interest...............      3,321      4,393     2,668         10,382
Minority interest.......          0        151         0            151
                          ---------  ---------   -------     ----------
Net income..............  $   3,321  $   4,544   $ 2,668     $   10,533
                          =========  =========   =======     ==========
Net income per common
 share(d)...............  $    0.35  $7,500.44   $266.84
                          ---------  ---------   -------
Weighted average shares
 outstanding(d).........  9,359,021   605.8308    10,000
                          =========  =========   =======
Net income per common
 share(e)...............                                   $     0.57
                                                           ----------
Equivalent weighted
 average shares
 outstanding (e)........                                   18,456,339
                                                           ==========


             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1996
          (IN THOUSANDS, EXCEPT SHARES OUTSTANDING AND PER SHARE DATA)

                                                                   PRO FORMA
                                                                     ATMI,
                                                                      ADCS
                                                                   GROUP AND
                            ATMI       ADCS GROUP     LAWRENCE      LAWRENCE
                          ---------    ----------     --------     ----------
Revenues:
  Product revenues......  $  17,743    $  10,988      $10,594      $   39,325
  Contract revenues.....      4,695            0            0           4,695
                          ---------    ---------      -------      ----------
Total revenues..........     22,438       10,988       10,594          44,020
Cost of revenues:
  Cost of product
   revenues.............      7,607        3,416        4,968          15,991
  Cost of contract
   revenues.............      3,929            0            0           3,929
                          ---------    ---------      -------      ----------
Total cost of revenues..     11,536        3,416        4,968          19,920
                          ---------    ---------      -------      ----------
Gross profit............     10,902        7,572        5,626          24,100
Operating expenses:
  Research and
   development..........      4,048        1,105            0           5,153
  Selling, general and
   administrative.......      5,920        3,483        1,181          10,584
                          ---------    ---------      -------      ----------
                              9,968        4,588        1,181          15,737
                          ---------    ---------      -------      ----------
Operating income........        934        2,984        4,445           8,363
Interest income
 (expense), net.........        287          141         (378)             50
Other income, net.......          0           10            0              10
                          ---------    ---------      -------      ----------
                                287          151         (378)             60
Income before taxes and
 minority interest......      1,221        3,135        4,067           8,423
Income taxes............        111          638        1,565           2,314
                          ---------    ---------      -------      ----------
Income before minority
 interest...............      1,110        2,497        2,502           6,109
Minority interest.......          0           64            0              64
                          ---------    ---------      -------      ----------
Net income..............   $  1,110    $   2,561      $ 2,502      $    6,173
                          =========    =========      =======      ==========
Net income per common
 share(d)...............  $    0.12    $4,227.25      $250.18
                          ---------    ---------      -------
Weighted average shares
 outstanding(d).........  9,364,302     605.8308       10,000
                          =========    =========      =======
Net income per common
 share(e)...............                                           $     0.33
                                                                   ----------
Equivalent weighted
 average shares
 outstanding (e)........                                           18,461,620
                                                                   ==========

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1997
          (IN THOUSANDS, EXCEPT SHARES OUTSTANDING AND PER SHARE DATA)

                                                                 PRO FORMA
                                                                    ATMI,
                                                                    ADCS
                                          ADCS                   GROUP AND
                             ATMI         GROUP      LAWRENCE     LAWRENCE
                           ---------    ---------    --------    ----------
Revenues:
  Product revenues......   $  21,197    $  10,441    $ 9,495     $   41,133
  Contract revenues.....       4,901            0          0          4,901
                           ---------    ---------    -------     ----------
Total revenues..........      26,098       10,441      9,495         46,034
Cost of revenues:
  Cost of product
   revenues.............       9,330        3,835      5,697         18,862
  Cost of contract
   revenues.............       4,039            0          0          4,039
                           ---------    ---------    -------     ----------
Total cost of revenues..      13,369        3,835      5,697         22,901
                           ---------    ---------    -------     ----------
Gross profit............      12,729        6,606      3,798         23,133
Operating expenses:
  Research and
   development..........       4,112          996          0          5,108
  Selling, general and
   administrative.......       6,189        3,379      1,363         10,931
                           ---------    ---------    -------     ----------
                              10,301        4,375      1,363         16,039
                           ---------    ---------    -------     ----------
Operating income........       2,428        2,231      2,435          7,094
Interest income
 (expense), net.........         350          121       (498)           (27)
                           ---------    ---------    -------     ----------
Income before taxes and
 minority interest......       2,778        2,352      1,937          7,067
Income taxes............         332          823        755          1,910
                           ---------    ---------    -------     ----------
Income before minority
 interest...............       2,446        1,529      1,182          5,157
Minority interest.......           0          (25)         0            (25)
                           ---------    ---------    -------     ----------
Net income..............   $   2,446    $   1,504    $ 1,182          5,132
                           =========    =========    =======     ==========
Net income per common
 share(d)...............   $    0.26    $2,482.54    $118.18
                           ---------    ---------    -------
Weighted average shares
 outstanding(d).........   9,583,528     605.8308     10,000
                           =========    =========    =======
Net income per common
 share (e)..............                                         $     0.27
                                                                 ----------
Equivalent weighted
 average shares
 outstanding (e)........                                         18,680,846
                                                                 ==========

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  (a) In the transactions, the Registrant exchanged 5,468,747 shares of Registrant Common Stock for the ADCS Interests and 3,628,571 shares for the LSL Common Stock. The unaudited pro forma condensed combined financial statements reflect the issuance of such shares. The effect of this transaction is to decrease the combined stated common stock of ATMI, the ADCS Group and Lawrence by $88,000, $227,000 and $0, respectively, and to increase the combined stated common stock of the Registrant up to $179,000 and the combined additional paid in capital by $136,000 to reflect the par value of Registrant Common Stock outstanding after the transactions.

  (b) The pro forma condensed combined balance sheet includes the assumption that the Registrant will recognize a deferred tax asset for the expected future tax benefit to be derived from ATMI's net operating losses, deductions for non-qualified stock options exercises and certain temporary differences as of June 30, 1997. Deferred tax assets are determined based on differences between financial statement carrying amounts and tax bases of assets using enacted tax rates in effect in the years in which they are expected to reverse. ATMI has assumed an effective tax rate of 34% at June 30, 1997.

  (c) The unaudited pro forma condensed combined balance sheet includes $2,000,000 of transaction costs anticipated in connection with the Reorganization and $1,500,000 of transaction costs anticipated in connection with the Lawrence Acquisition as of June 30, 1997. As of June 30, 1997, transaction costs of approximately $1,430,000 ($825,000 pertaining to the Reorganization and $605,000 related to the Lawrence Acquisition), $648,000 and $512,000 for ATMI, the ADCS Group and Lawrence, respectively, were included in other current assets. The pro forma condensed combined balance sheet has been adjusted to eliminate such costs and to recognize additional accrued expenses equivalent to the expected transaction costs associated with the Reorganization and the Lawrence Acquisition anticipated as of June 30, 1997. Retained earnings has been adjusted to reflect a net of tax charge to earnings as if the Reorganization and the Lawrence Acquisition had occurred on such date. Additionally, Lawrence incurred a fee of approximately

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

$750,000 to its investment banker and a break-up fee in connection with another transaction of approximately $1,800,000 upon consummation of the Lawrence Acquisition. Such amounts will be reflected as adjustments to the purchase price and net book value defined in the Lawrence Merger Agreement. However, because these charges are nonrecurring, they have not been reflected in the pro forma condensed combined statements of operations.

  The unaudited pro forma condensed combined statements of operations do not include costs associated with the transactions, which are now expected to approximate $5,400,000 in the aggregate and will be charged to earnings in the period in which the transactions were consummated. The investment banker and break-up fees also have not been reflected in the pro forma condensed combined statements of income because of the nonrecurring nature of these charges.

  (d) The calculation of net income per common share has been computed based upon the weighted average shares outstanding as derived from the historical consolidated financial statements of ATMI and historical combined financial statements of the ADCS Group and Lawrence.

  (e) Net income per common share has been computed based upon the combined weighted average number of common shares outstanding of ATMI and the equivalent shares exchanged in the pooling of interests for the Exchange of 5,468,747 shares and for the Lawrence Acquisition of 3,628,571 shares.

  (f) Net income and net income per common share for the year ended December 31, 1996 have been presented to include tax amounts as if the ADCS Group were a C Corporation for the full year. Actual net income and net income per common share, based on the ADCS Group's historical financial statements, were $6,027,000 and $9,948.32, respectively, as a result of the ADCS Group's S-Corporation status for a portion of the year ended December 31, 1996.


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                                 EXHIBIT INDEX

Exhibit Number                    Description
--------------                    -----------

     2.01 Agreement and Plan of Merger and Exchange by and among Advanced Technology Materials, Inc., ATMI Holdings, Inc., Alamo Merger, Inc., Advanced Delivery & Chemical Systems Nevada, Inc., Advanced Delivery & Chemical Systems Manager, Inc., Advanced Delivery & Chemical Systems Holdings, LLC, Advanced Delivery & Chemical Systems Operating, LLC and Advanced Delivery & Chemical Systems, Ltd. dated as of April 7, 1997 (Exhibit 2.01 to Advanced Technology Materials, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 0-22756 ("June 30, 1997 Form 10-Q")). (1)

     2.02(a) Agreement and Plan of Merger by and among Advanced Technology Materials, Inc., ATMI Holdings, Inc., Welk Acquisition Corporation, Lawrence Semiconductor Laboratories, Inc. and Lawrence Semiconductor Laboratories Marketing and Sales, Inc. dated as of May 17, 1997 (Exhibit 2.02(a) to June 30, 1997 Form 10-Q). (1)

         (b) First Amendment to Agreement and Plan of Merger dated as of June 6, 1997 (Exhibit 2.02(b) to June 30, 1997 Form 10-Q). (1)

         (c) Second Amendment to Agreement and Plan of Merger dated as of July 30, 1997 (Exhibit 2.02(c) to June 30, 1997 Form 10-Q). (1)

     4.01       Specimen of the Registrant's Common Stock Certificate (Exhibit
                4.01 to the Registrant's registration statement and amendments thereto on Form S-4, Registration No. 333-35323). (1)

     23.01      Consent of Ernst & Young LLP. (2)

     23.03      Consent of Price Waterhouse LLP. (2)

     -------------

     (1)  Incorporated by reference herein.

     (2)  Filed herewith.


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